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                                                                       EXHIBIT 5

                                                     December 29, 1998


Paradigm Geophysical Ltd.
Merkazim House
32 Maskit Street
Herzlia 46120
Israel


Dear Sirs:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Paradigm Geophysical Ltd. (the "Company"), relating to 2,300,000 of the Company's Ordinary Shares, NIS 0.5 nominal per share (the "Shares"), to be issued under the Key Employee Plan, the May 1994 Stock Option Plan, the 1994 General Stock Option Plan, the 1997 Stock Option Plan for Qualifying Israel Employees, the 1997 Executive Stock Option Plan, and the 1997 Stock Option Plan for U.S. Employees (collectively referred to as the "Plans"), being registered pursuant to the Registration Statement.

         As counsel for the Company, we have examined originals and copies, certified or otherwise identified to our satisfaction, of such corporate records, other documents of the Company and questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. Upon the basis of such examination, we advise you that in our opinion, all necessary corporate proceedings of the Company have been duly taken to authorize the issuance of the Shares and that the Shares being registered pursuant to the Registration Statement, when issued under the applicable Plans in accordance with the terms of such Plans, will be duly authorized, validly issued, fully paid and non-assessable.

         In giving this opinion, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our firm's name as used in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

         Very truly yours,


         Efrati Galili & Co.


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